EXHIBIT 10.15
FORM OF
ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT (the “Agreement”) is entered into as of _______________, 2006 by and between Bruce E. Wardlay, D.O. (the “Assignor”) and BASIC HEALTH CARE NETWORKS OF TEXAS, L.P., a Texas limited partnership (the “Assignee”) on the other hand.

WHEREAS, an Asset Purchase Agreement dated December 12, 2005 (the “Asset Purchase Agreement”) was entered into by and between the Assignor, on the one hand, and FT. WORTH REHABILITATION, INC., a Texas corporation (the “Clinic”), Dr. Joel Brock, Dr. Alwyn Lorenzo, and Dr. Jeff Alan King (the “Physicians”), on the other hand, for the Assignor to purchase certain assets of the Clinic.

WHEREAS, a Master Transaction Agreement dated December 12, 2005 (the “Master Transaction Agreement”) was also entered into by and between Assignee, on the one hand, and the Assignor, 303 MEDICAL CLINIC, P.A. , a Texas professional association, BRUCE E. WARDLE’, D.O., P.A., a Texas professional association, IBERIA MEDICAL CLINIC, P.A., a Texas professional association, KINGSLEY MEDICAL CLINIC, P.A., a Texas professional association, LAKE JUNE MEDICAL CENTER, P.A., a Texas professional association, NORTHSIDE MEDICAL CLINIC, P.A., a Texas professional association, O’CONNOR MEDICAL CENTER, P.A., a Texas professional association, RED BIRD URGENT CARE CLINIC, P.A., a Texas professional association, on the other hand, and that in the Master Transaction Agreement, the Assignor agreed to assign his rights under the Asset Purchase Agreement to the Assignee.

WHEREAS, pursuant to the terms of the Asset Purchase Agreement, Assignor has the right to assign all or a portion of his rights, including his rights, proceeds, rights to receive and obtain title to assets, claims and benefits under the Asset Purchase Agreement to the Assignee or the Assignee’s affiliates.

WHEREAS, the Assignor now desires to assign, and the Assignee desires to accept, the Assignor’s rights under the Asset Purchase Agreement.

NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION RECEIVED, Assignor and Assignee hereby agree as follows:

1. Assignor hereby unconditionally and irrevocably assigns, grants, and transfers, and the Assignee hereby accepts, all of the Assignor’s rights, title, interest, and obligation in, to and under the Asset Purchase Agreement.

2. The Assignor hereby warrants and represents that the Assignor possesses full right and authority to enter into this Agreement and to transfer the aforementioned rights, title, interest and obligation.

3. The Assignor warrants and represents that the aforementioned rights, title, interest and benefits are free from all liens, encumbrances, or adverse claims.

4. The assignment shall be binding upon and inure to the benefit Assignor and Assignee, and to their successors, assigns, and personal representatives.

5. This Agreement may be executed manually or by facsimile signature in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute but one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement as of the date first above written.

ASSIGNOR:

______________________________
Bruce Wardlay, D.O.

ASSIGNEE:

BASIC HEALTH CARE NETWORKS OF TEXAS, L.P.
a Texas limited partnership

By: Basic Health Care Networks of Texas I, LLC, its general partner

By: __________________________
Robert S. Goldsamt
Chief Executive Officer